CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Professionally Managed Portfolios and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of Pabrai Wagons Fund, a series of Professionally Managed Portfolios, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 21, 2025